SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
     (e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                  US LEC Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
     22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.  Title of each class of securities to which transaction applies:      N/A   .
                                                                    -----------

2.  Aggregate number of securities to which transaction applies:         N/A   .
                                                                 --------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.
                                                 -----

4.  Proposed maximum aggregate value of transaction:  N/A.
                                                      ---

5.  Total fee paid:  N/A.
                     ---

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount Previously Paid:  N/A.
                             ---
2.  Form, Schedule or Registration Statement No.:  N/A.
                                                   ---
3.  Filing Party: N/A.
                  ---
4.  Date Filed: N/A.
                ---

                                  US LEC CORP.
                               TRANSAMERICA SQUARE
                       401 NORTH TRYON STREET, SUITE 1000
                         CHARLOTTE, NORTH CAROLINA 28202




                                 April 28, 2000



To Our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of US LEC Corp. to be held at 10:00 a.m. on Tuesday, May 16, 2000 at the Marriott City Center, 100 West Trade Street, Charlotte, North Carolina.

         The Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. It is important that your shares be represented at the meeting, whether or not you plan to attend. Accordingly, please take a moment now to sign, date and mail the enclosed proxy in the envelope provided.

         Following completion of the formal portion of the Annual Meeting, management will comment on the company's affairs. A question and answer period will follow. We look forward to seeing you at the meeting.

                                                              Sincerely,



                                                              Richard T. Aab
                                                              CHAIRMAN

                                  US LEC CORP.
                               TRANSAMERICA SQUARE
                       401 NORTH TRYON STREET, SUITE 1000
                         CHARLOTTE, NORTH CAROLINA 28202

                           NOTICE OF ANNUAL MEETING OF
                      STOCKHOLDERS TO BE HELD MAY 16, 2000

To the Stockholders of US LEC Corp.:

         The Annual Meeting of Stockholders of US LEC Corp. (the "Company") will be held at the Marriott City Center, 100 West Trade Street Charlotte, North Carolina on Tuesday, May 16, 2000 at 10:00 a.m., for the following purposes:

         1. To elect five directors for a one-year term and, in each case, until their successors are elected and qualified, two of whom will be elected by the holders of Class B Common Stock;

         2. To amend the US LEC Corp. 1998 Omnibus Stock Plan to increase the number of shares reserved for issuance under the plan from 2,000,000 to 3,500,000;

         3.    To approve the US LEC Corp. Employee Stock Purchase Plan;

         4. To adopt an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Class A Common Stock from 72,924,728 to 122,924,728;

         5. To adopt an amendment to the Company's Restated Certificate of Incorporation to permit the Board of Directors to declare and pay a stock dividend on shares of Class B Common Stock in shares of Class A Common Stock, subject to receipt of the consent of the holders of a majority of Class B Common Stock; and

         6. To transact such other business as may properly come before the meeting or any reconvened session thereof.

         The Board of Directors has fixed the close of business on March 17, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any reconvened session thereof.

         YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU HOLD ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE THAT HAS BEEN PROVIDED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND THE GIVING OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

         This notice is given pursuant to direction of the Board of Directors.



                                                           Aaron D. Cowell, Jr.
                                                           PRESIDENT

April 28, 2000

                                  US LEC CORP.
                               TRANSAMERICA SQUARE
                       401 NORTH TRYON STREET, SUITE 1000
                         CHARLOTTE, NORTH CAROLINA 28202


                                 PROXY STATEMENT


         The accompanying proxy is solicited by the Board of Directors of US LEC Corp. (the "Company" or "US LEC") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, May 16, 2000, at the Marriott City Center, 100 West Trade Street, Charlotte, North Carolina, and at any reconvened session thereof (the "Annual Meeting"). When such proxy is properly executed and returned, the shares of the Company's Class A Common Stock or Class B Common Stock (collectively, the "Common Stock") it represents will be voted at the meeting. If a choice has been specified by the stockholder as to any matter referred to on the proxy, the shares will be voted accordingly. If no choice is indicated on the proxy, the shares will be voted in favor of election of the five director nominees named herein and in favor of each of the other proposals. A stockholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting by a stockholder who has signed a proxy does not alone revoke that proxy; the proxy may be revoked by a later dated proxy or by notice to the Secretary at the meeting. At the meeting, votes will be counted by written ballot.

         At the Annual Meeting, stockholders will be asked:

         1. To elect five directors for a one-year term and, in each case, to serve until their successors are elected and qualified, two of whom will be elected by the holders of Class B Common Stock;

         2. To amend the US LEC Corp. 1998 Omnibus Stock Plan (the "1998 Stock Plan") to increase the number of shares reserved for issuance under the plan from 2,000,000 to 3,500,000;

         3. To approve the US LEC Corp. Employee Stock Purchase Plan (the "Stock Purchase Plan");

         4. To adopt an amendment to the Company's Restated Certificate of Incorporation (the "Certificate") increasing the number of authorized shares of Class A Common Stock from 72,924,728 to 122,924,728;

         5. To adopt an amendment to the Certificate to permit the Board of Directors to declare and pay a stock dividend on shares of Class B Common Stock in shares of Class A Common Stock, subject to receipt of the consent of the holders of a majority of Class B Common Stock (the "Stock Dividend Proposal"); and

         6. To transact such other business as may properly come before the meeting or any reconvened session thereof.

         The representation in person or by proxy of a majority of the votes entitled to be cast will be necessary to provide a quorum at the Annual Meeting. Provided a quorum is present, directors will be elected by a plurality of the votes of shares of Class A Common Stock and Class B Common Stock, voting together as a group, present and entitled to vote on the election of directors. With respect to the election of directors, votes may be cast in favor of nominees or withheld. Withheld votes will not be treated as votes cast and, therefore, will have no effect on the result of the vote. Approval of the Stock Purchase Plan and the amendment to the 1998 Stock Plan will require the affirmative vote of a majority of the votes of shares of Class A Common Stock and Class B Common Stock, voting together as a group, present and entitled to vote on these proposals. Abstentions will not be counted as votes cast or as votes entitled to be cast on these proposals and, therefore, will have no effect on the result of the vote. Approval of the amendments to the Certificate will require the affirmative vote of a majority of the votes of shares of Class A Common Stock and Class B Common Stock outstanding, voting together as a group. Accordingly, abstentions and broker non-votes will have the effect of votes against these proposals. In addition, the Stock Dividend Proposal must be approved by a majority of the votes of shares of Class B Common Stock voting separately as a class.

         The approximate date on which these proxy materials were first sent or given to stockholders is April 28, 2000. The cost of preparing, printing and mailing this proxy statement to stockholders will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone without compensation by the Company other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies.

OUTSTANDING VOTING SECURITIES

         The Board of Directors has set the close of business on March 17, 2000 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, the Company had 10,443,541 shares of Class A Common Stock and 17,075,250 shares of Class B Common Stock issued and outstanding. Each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to ten votes per share with respect to all matters to be acted upon at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of the Record Date by: (i) each person or group known to the Company to beneficially own more than five percent of the Common Stock; (ii) each director; (iii) each executive officer named on the Summary Compensation Table appearing elsewhere in this proxy statement; and
(iv) all executive officers and directors as a group.

                                                      AMOUNT AND NATURE OF   PERCENT OF  PERCENT OF TOTAL     PERCENT OF
                                        TITLE OF      BENEFICIAL OWNERSHIP   CLASS (2)        SHARES         TOTAL VOTING
NAME                                      CLASS               (1)                         OUTSTANDING (2)      POWER (2)
Richard T. Aab                           Class A            78,175    (3)          *                  *                *
                                         Class B        17,075,270    (4)      100.0               62.0             94.2
Joyce M. Aab                             Class B         4,309,500    (4)       25.2               15.7             23.8
Tansukh V. Ganatra                       Class B         4,044,000    (5)       23.7               14.7             22.3
Wachovia Corporation                     Class A           872,652    (6)        8.4                3.2                *
David C. Conner                          Class A           610,000    (7)        5.8                2.2                *
Michael K. Simmons                       Class A           567,000    (8)        5.4                2.1                *
David M. Flaum                           Class A           200,000    (9)        1.9                  *                *
Craig Simpson                            Class A           174,000   (10)        1.6                  *                *
Steven L. Schoonover                     Class A           100,000   (11)          *                  *                *
Aaron D. Cowell, Jr.                     Class A            91,000   (12)          *                  *                *
Michael K. Robinson                      Class A            50,000   (13)          *                  *                *
John W. Harris                           Class A            33,000   (14)          *                  *                *
Robert D. Ingram (15)                      ---               ---                 ---                ---              ---
Michael A. Krupka (16)                     ---               ---                 ---                ---              ---
Anthony J. DiNovi (16)                     ---               ---                 ---                ---              ---
All directors and executive
  Officers as a group (10 persons)       Class A           726,175               6.7                2.6                *
                                         Class B        17,075,270             100.0               62.0             94.2

(1) Each beneficial owner's holdings have been calculated assuming full exercise of outstanding warrants and options exercisable by such holder within 60 days after the Record Date, but no exercise of outstanding warrants and options held by any other person. Except as otherwise indicated, each person named in this table has sole voting and dispositive power with respect to the shares of Common Stock beneficially owned by such person.

(2)      An "*" indicates less than one percent.

(3) Includes 61,995 shares held by Global Vista Communications, LLC, a limited liability company controlled by Mr. Aab.

(4) Includes 4,309,500 shares held by Melrich Associates, L. P. ("Melrich"). Mr. Aab and his wife, Joyce M. Aab, are the sole general partners of Melrich and share voting and dispositive power with respect to these shares. Also includes 4,044,000 shares held by Mr. Ganatra and Super STAR Associates Limited Partnership ("Super STAR") as to which Mr. Aab holds voting power. Mr. and Mrs. Aab's address is 401 North Tryon Street, Suite 1000, Charlotte, NC 28202.

(5) Includes 3,750,000 shares held by Super STAR. Mr. Ganatra, the majority general partner, has dispositive power with respect to these shares. Mr. Ganatra's address is 401 North Tryon Street, Suite 1000, Charlotte, NC 28202.

(6) Wachovia Corporation's address is 100 North Main Street, Winston-Salem, NC 27104. This information is based on a statement on Schedule 13G filed by Wachovia Corporation and its subsidiary, Wachovia Bank, National Association, with the U.S. Securities and Exchange Commission on February 14, 2000.

(7) Of the 610,000 shares beneficially owned by David C. Conner, 445,000 are held of record by Mr. Conner and 165,000 are held of record by his wife. Mr. and Mrs. Conner are deemed to share voting and dispositive power with respect to the shares beneficially owned by Mrs. Conner. Mr. and Mrs. Conner's address is 7 Braemer Way, Pittsford, NY 14534.

(8) Includes 247,500 shares held by Michael K. Simmons Family Limited Partnership as to which Mr. Simmons, the sole general partner, has voting and dispositive power. Mr. Simmons address is 834 Ardsley Place, Charlotte, NC 28207.

(9)      Includes 20,000 shares subject to presently exercisable stock options.

(10)     Includes 165,000 shares subject to a presently exercisable warrant.

(11) Includes 20,000 shares subject to presently exercisable stock options and 80,000 shares held by Schoonover Investments Limited Partnership, a limited partnership controlled by Mr. Schoonover.

(12) Includes 90,000 shares subject to a presently exercisable stock option. In addition, Mr. Cowell holds options to purchase 295,000 shares of Class A Common Stock that are not presently exercisable.

(13) Comprised entirely of shares subject to a presently exercisable stock option. In addition, Mr. Robinson holds options to purchase 175,000 shares of Class A Common Stock that are not presently exercisable.

(14)     Includes 15,000 shares subject to a presently exercisable stock option.

(15) Mr. Ingram holds options to purchase 104,000 shares of Class A Common Stock that are not presently exercisable.

(16)     See "Certain Relationships and Related Transactions."

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


         The Board of Directors currently consists of seven directors. Two directors are elected annually by the holders of Class B Common Stock ("Class B Directors") and two directors are elected annually by holders of Series A Preferred Stock ("Preferred Stock Directors"). The remaining three directors are elected annually by the holders of Class A Common Stock and Class B Common Stock voting together as a group ("Class A Directors"). Class A Directors generally serve until the next annual meeting of stockholders. Three Class A Directors will be elected at the Annual Meeting. The nominees are described below.

                                             DIRECTOR
NAME                             AGE           SINCE                          BUSINESS EXPERIENCE
-------------------------------- --------- -------------- ------------------------------------------------------------
David M. Flaum                   47            1998       Mr.  Flaum has  served  as  President  of Flaum  Management
                                                          Company,   Inc.   ("Flaum   Management"),   a  real  estate
                                                          development firm based in Rochester,  New York, since 1985, and President of The Hague  Corporation,  a commercial real estate  management  firm,  since 1993.  Flaum Management is active in the  development  of retail  centers  and  office buildings in the eastern United States.

John W. Harris                   52            1999       Mr. Harris was  appointed to the Board of Directors  during
                                                          1999. He is the  co-founder,  President and Chief Executive
                                                          Officer of Lincoln  Harris,  LLC, a national  full  service corporate  real  estate  firm  based  in  Charlotte,  North
                                                          Carolina.   Prior  to  Lincoln   Harris,   Mr.  Harris  was
                                                          President of The Harris Group and  President of The Bissell
                                                          Companies,   Inc.,  a  major  commercial  real  estate  and
                                                          investment  management  company.  He  also  serves  on  the boards of directors of Dominion  Resources,  Inc., Piedmont
                                                          Natural Gas Company and The Charlotte-Mecklenburg  Hospital
                                                          Authority.

Steven L. Schoonover             54            1998       Mr.  Schoonover is President and Chief Executive Officer of
                                                          CellXion,   Inc.,   which   specializes  in   construction,
                                                          installation  and  management  of  cellular  telephone  and personal  communications  systems. From 1990 until its sale in November  1997 to  Telephone  Data  Systems,  Inc.,  Mr.
                                                          Schoonover  served as  President  of Blue  Ridge  Cellular,
                                                          Inc.,  a  full-service  cellular  telephone  company.  From
                                                          1983 to 1996,  he served in  various  positions,  including
                                                          President  and  Chief  Executive  Officer,  with  Fibrebond
                                                          Corporation,  a firm involved in site development,  shelter and tower construction for the cellular  telecommunications industry.

RECOMMENDATION

         The Board of Directors recommends a vote "FOR" each of the three nominees named above.

CLASS B DIRECTORS

         Two Class B Directors will be elected at the Annual Meeting. Richard T. Aab, who holds voting power with respect to all issued and outstanding shares of Class B Common Stock, has informed the Company that he intends to vote these shares in favor of both nominees described below:

                                             DIRECTOR
NAME                            AGE            SINCE                         BUSINESS EXPERIENCE
----------------------- ------------------ -------------- -----------------------------------------------------------
Richard T. Aab                  51             1996       Mr. Aab  co-founded  US LEC in June 1996 and has served as
                                                          Chairman  of the Board of  Directors  since that time.  He also  served  as Chief  Executive  Officer  from June 1996 until  July  1999.  Between  1982 and 1997,  Mr.  Aab held
                                                          various   positions  with  ACC  Corp.,  an   international
                                                          telecommunications  company,  including Chairman and Chief
                                                          Executive  Officer,  and served as a  director.  ACC Corp.
                                                          was  acquired by Teleport  Communications  Group,  Inc. in
                                                          1998.

Tansukh V. Ganatra              56             1996       Mr. Ganatra  co-founded US LEC in June 1996 and has served
                                                          as  a  director   since  that  time.  He  also  served  as
                                                          President  and  Chief  Operating  Officer  from  June 1996 until  July  1999,  when he was named  Vice  Chairman  and
                                                          Chief  Executive  Officer.  From 1987 to 1997, Mr. Ganatra
                                                          held various  positions with ACC Corp.,  including serving as its President  and Chief  Operating  Officer.  Prior to
                                                          joining ACC Corp.,  Mr.  Ganatra  held  various  positions during a 19-year  career with Rochester  Telephone  Corp., culminating  with the  position  of  Director  of  Network
                                                          Engineering.

PREFERRED STOCK DIRECTORS

         On April 11, 2000, affiliates of Bain Capital, Inc. ("Bain") and Thomas
H. Lee Partners, L.P. ("THL") each purchased $100 million of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") and each obtained an option to purchase up to an additional $50 million of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock"). The holders of the Series A Preferred Stock are entitled to elect two directors of the Company. Consequently, upon the closing of this transaction, the Board of Directors was increased from five to seven seats and the persons designated by Bain and THL were appointed on the following day to fill the vacancies thereby created to serve until the 2001 annual meeting of stockholders. The Preferred Stock Directors are described below:

                                              DIRECTOR
NAME                            AGE             SINCE                        BUSINESS EXPERIENCE
----------------------- ------------------ -------------- -----------------------------------------------------------
Anthony J. DiNovi               37              2000      Mr.  DiNovi  is a  Managing  Director  of  THL.  Prior  to
                                                          joining  THL in  1988,  he was  in the  Corporate  Finance
                                                          Department  at Wertheim  Schroder & Co.,  Inc. Mr.  DiNovi
                                                          is a  director  of Big  Flower  Holdings,  Inc.,  Eye Care
                                                          Centers    of    America,    Inc.,    Fisher    Scientific
                                                          International,  Inc., MJD  Communications,  Inc., Safelite
                                                          Glass   Corporation   and  a  number  of  privately   held
                                                          companies.

Michael A. Krupka               35              2000      Mr.  Krupka  joined Bain and has been a Managing  Director since 1997.  Prior to joining Bain, he spent several years as a  management  consultant  at Bain  where he focused on
                                                          technology   and    technology-related    companies.    In
                                                          addition,   Mr.  Krupka  has  served  in  several   senior
                                                          operating   roles   at  Bain   portfolio   companies.   He
                                                          currently serves as a director of Sealy Mattress Co.

COMPENSATION OF DIRECTORS

         The Company pays directors who are not officers or employees ("Outside Directors") an annual retainer of $5,000 and a fee of $1,000 for each meeting of the Board of Directors and $500 for each meeting of any committee thereof attended. In addition, each Class A Director received an option to purchase 5,000 shares of Class A Common Stock upon his initial election to the Board of Directors. Class A Directors also receive discretionary annual grants of options to purchase shares of Class A Common Stock if nominated to stand for re-election. Each Class A Director received discretionary grants of options to purchase 5,000 shares and 10,000 shares in 1999 and 2000, respectively. The Company also reimburses each Outside Director for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its committees.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held five meetings during 1999. The Board of Directors currently has an Audit Committee and a Compensation Committee. Messrs. Flaum, Harris and Schoonover serve as the members of these committees. The Audit Committee met four times during 1999. The primary functions of the Audit Committee are to (i) establish and review the activities of the independent accountants, (ii) review recommendations of the independent accountants and responses of management and (iii) review and discuss the Company's financial reporting and accounting policies with the independent accountants and management. The Compensation Committee met one time during 1999. The primary function of the Compensation Committee in 1999 was to review and make recommendations to the Board of Directors regarding compensation for the Company's Chairman and Chief Executive Officer.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table summarizes all compensation paid to (i) the two persons who served as the Company's Chief Executive Officer during 1999, (ii) the three most highly compensated executive officers incumbent at December 31, 1999 and (iii) two former executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                       ---------------
                                                       ANNUAL COMPENSATION                 AWARDS
                                             ----------------------------------------  ---------------
                                                                           OTHER
                                                                         ANNUAL          SECURITIES        ALL OTHER
                                                SALARY      BONUS     COMPENSATION       UNDERLYING       COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR            ($)        ($)          ($)           OPTIONS (#)         ($) (1)
  ------------------------------  ---------  ----------------------------------------  ---------------   ---------------
  Richard T. Aab                  1999             168,000   ---          ---               ---                2,178
    CHAIRMAN                      1998             197,462   ---          ---               ---                  451
                                  1997            ---        ---          ---               ---               ---

  Tansukh V. Ganatra              1999             164,505   ---        2,925               ---                2,132
    VICE CHAIRMAN AND             1998             188,077   ---        1,018               ---                  805
     CHIEF EXECUTIVE OFFICER      1997               6,750   ---        7,968               ---                  423

  Aaron D. Cowell, Jr.            1999             157,000  102,400       ---              25,000              4,254
    PRESIDENT                     1998             127,409   56,300       ---             360,000                 41

  Michael K. Robinson             1999             156,700  102,400       ---              25,000              3,891
    EXECUTIVE VICE PRESIDENT -    1998              75,102   56,300       ---             200,000                 63
     FINANCE AND CHIEF
     FINANCIAL OFFICER

  Robert D. Ingram                1999              82,329   24,200       ---             104,000                993
    EXECUTIVE VICE PRESIDENT -
     ENGINEERING AND CHIEF
     TECHNICAL OFFICER

  Craig K. Simpson (2)            1999             156,022   40,000       ---               ---                2,401
    SENIOR VICE PRESIDENT -       1998             127,025   59,400       ---             165,000                331
     SALES                        1997              61,757   15,000       ---               ---                  ---

  David C. Conner (3)             1999             147,766   ---          ---               ---                3,481
     EXECUTIVE VICE PRESIDENT-    1998             128,037   95,400       ---               ---                  375
     ENGINEERING AND              1997              79,785   25,000       ---               ---                  260
      OPERATIONS AND CHIEF
      TECHNICAL OFFICER

----------------------------
   (1) Amounts presented for 1999 include matching contributions to each executive officer's account under the Company's 401(k) retirement plan in the amounts of $1,904, $1,868, $3,998, $3,635, $908, $2,145 and
         $3,225 and life insurance premiums of $274, $264, $256, $256, $84, $256 and $256 for Messrs. Aab, Ganatra, Cowell, Robinson, Ingram, Simpson and Conner, respectively.

   (2) During 1999, the Board of Directors determined that it was no longer appropriate to classify the Company's Senior Vice Presidents as executive officers.

   (3)   Mr. Conner retired from the Company during 1999.

         The following table set forth information with respect to option grants to executive officers named on the Summary Compensation Table during 1999. All such grants were made under the 1998 Stock Plan.

                              OPTION GRANTS IN 1999

                                                          INDIVIDUAL GRANTS
                                    --------------------------------------------------------------
                                                      PERCENT OF
                                        NUMBER OF        TOTAL
                                       SECURITIES       OPTIONS
                                       UNDERLYING     GRANTED TO    EXERCISE OR
                                         OPTIONS     EMPLOYEES IN    BASE PRICE      EXPIRATION         GRANT DATE
      NAME                             GRANTED (#)     1999 (%)        ($/SH.)          DATE            VALUE ($)*
      ----------------------------    -------------- -------------- -------------- ---------------    ---------------
      Aaron D. Cowell, Jr.                25,000            3.1          26.13        12-23-09            303,093
      Michael K. Robinson                 25,000            3.1          26.13        12-23-09            303,093
      Robert D. Ingram                   100,000           12.6          24.13         9-29-09          1,097,370
                                           4,000            0.5          26.13        12-23-09             48,495

       -------------
       * The grant date values presented were estimated using the Black-Scholes option pricing model assuming no dividend yield, volatility of 40%, an average risk-free rate of return of 6.5% and an expected life of 5.1 years.

                       AGGREGATED OPTION EXERCISES IN 1999
                     AND OPTION VALUES AT DECEMBER 31, 1999

                                           NUMBER OF SECURITIES                       VALUE OF UNEXERCISED
                                      UNDERLYING UNEXERCISED OPTIONS                  IN-THE-MONEY OPTIONS
                                         AT DECEMBER 31, 1999 (#)                   AT DECEMBER 31, 1999 ($)
                                   --------------------------------------    ----------------------------------------
      NAME                            EXERCISABLE      UNEXERCISABLE             EXERCISABLE      UNEXERCISABLE
      -------------------------    ----------------- --------------------    ------------------ ---------------------
      Aaron D. Cowell, Jr.                 90,000          295,000 (1)             2,244,375         6,886,250 (1)
      Michael K. Robinson                  50,000          175,000 (2)             1,246,875         3,893,750 (2)
      Robert D. Ingram                        ---          104,000 (3)                   ---           837,000 (3)
      Craig K. Simpson                    165,000                 ---              4,849,350                  ---

       ------------
       (1) Includes 270,000 shares under a partially vested option, the balance of which vests in three equal annual installments commencing on September 18, 2000, and 25,000 shares under an option that vests in four equal annual installments commencing on December 23, 2000. In the event of a change in control of the Company (as defined in the 1998 Stock Plan), all unexercisable options held by Mr. Cowell become fully vested and exercisable.

       (2) Includes 150,000 shares under a partially vested option, the balance of which vests in three equal annual installments commencing on September 18, 2000, and 25,000 shares under an option that vests in four equal annual installments commencing on December 23, 2000. In the event of a change in control of the Company (as defined in the 1998 Stock Plan), all unexercisable options held by Mr. Robinson become fully vested and exercisable.

       (3) Includes 100,000 shares under options that vest in four equal annual installments commencing on September 29, 2000 and an option to purchase 4,000 shares that vests in four equal annual installments commencing on December 23, 2000. In the event of a change in control of the Company (as defined in the 1998 Stock Plan), an unexercisable option covering 83,420 shares held by Mr. Ingram becomes fully vested and exercisable.

EXECUTIVE COMPENSATION REPORT

         GENERAL. The objective of the Company's executive compensation program is to attract, motivate, reward and retain qualified executives. For 1999, the Company's executive compensation program consisted of (i) annual compensation comprised of a base salary combined with a cash incentive bonus based upon the executive's performance and (ii) long-term compensation comprised of stock option grants. The Board of Directors and its Compensation Committee determined the compensation for Mr. Aab and Mr. Ganatra and the Board of Directors reviewed and approved the recommended compensation for the Company's other executive officers.

         ANNUAL COMPENSATION. During the fourth quarter of 1999, Mr. Aab and Mr. Ganatra met to determine the recommendations for 1999 bonuses to be submitted to the Board of Directors for all executive officers other than themselves. These recommendations were based on a qualitative review of the performance of such executive officers. The recommendations were approved by the Board of Directors.

         LONG-TERM COMPENSATION. The Company adopted the 1998 Stock Plan primarily as a tool to recruit directors, executive officers and other officers and employees on a basis competitive with industry practices for emerging, growth-oriented businesses. Although the 1998 Stock Plan authorizes the issuance of a broad range of stock-based incentive awards, the Board of Directors relied primarily on stock options to recruit and retain executive officers during 1999. One executive officer was granted options to purchase 100,000 shares in September 1999 in connection with his initial employment by the Company. In December 1999, this executive officer was also granted an option to purchase 4,000 shares and two other executive officers were granted options to purchase 25,000 shares each based on a qualitative review of their performance during 1999 by Mr. Aab and Mr. Ganatra. All options granted in 1999 have a 10-year term and vest in four annual installments commencing on the first anniversary of the grant date, with exercise prices equal to the market value of the underlying shares on the date of grant.

         COMPENSATION OF THE CHAIRMAN AND THE CHIEF EXECUTIVE OFFICER. During 1999, the base salaries for Mr. Aab and Mr. Ganatra were determined by the Board of Directors and its Compensation Committee based on the expressed desire of each executive officer to rely primarily upon appreciation in their holdings of US LEC stock as compensation for their services to the Company.

         CERTAIN INCOME TAX CONSIDERATIONS. Under federal tax law, certain non-performance based executive compensation which is in excess of $1.0 million is not tax deductible by the Company. During 1999, no executive officer of the Company received compensation in excess of this limit, and, at this time, the Board of Directors does not expect that any executive officer of the Company will receive compensation in excess of this limit during 2000. Accordingly, no formal policy with respect to the tax deductibility of executive compensation has been adopted.

                 MEMBERS OF THE BOARD OF DIRECTORS DURING 1999:
                                 RICHARD T. AAB
                                 DAVID M. FLAUM
                                 JOHN W. HARRIS
                              STEVEN L. SCHOONOVER
                               TANSUKH V. GANATRA

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Aab holds an indirect controlling interest in Metacomm, LLC ("Metacomm"). Metacomm was engaged in the business of developing and operating a high-speed data network in North Carolina and was a customer of the Company and BellSouth Telecommunications, Inc. ("BellSouth"). As discussed under the caption "Management's Discussion and Analysis of Financial Condition -- Disputed Reciprocal Compensation Revenue" in the Company's 1999 Annual Report to Stockholders, BellSouth filed a claim before the North Carolina Utilities Commission (the "NCUC") on September 14, 1998 seeking to be relieved of any obligation under its interconnection agreements with the Company to pay reciprocal compensation for traffic related to the Metacomm network. On March 31, 2000, the NCUC issued an order in this proceeding that relieves BellSouth from paying reciprocal compensation to US LEC for any minutes of use attributable to the Metacomm or any similar network (the "March 31 Order"). The Company is considering its options with respect to an appeal of the March 31 Order, but plans to comply fully with it. As a result of the March 31 Order, the Company estimates that it will record a pre-tax, nonrecurring charge of approximately $55 million in the quarter ending March 31, 2000. The charge, which is non-cash, is composed of the write-off of approximately $153 million in receivables related to reciprocal compensation revenue offset by a previously established allowance of $39 million and a reduction of approximately $59 million in reciprocal compensation commissions payable to Metacomm.

         In accordance with existing agreements between Metacomm and the Company, approximately $21 million in commission advances to Metacomm and approximately $16 million in receivables for services provided to Metacomm are due to the Company. Metacomm has assured the Company that these amounts will be paid.

         During 1999, the Company acquired software valued at $2.1 million from Global Vista Communications, LLC ("GVC"), a company controlled by Mr. Aab. The consideration paid by the Company consisted of 61,995 shares of Class A Common Stock and approximately $300,000 in cash. In addition, the Company incurred approximately $50,000 in expenses for consulting services provided by GVC. As of December 31, 1999, the Company owed GVC approximately $66,000 for software and consulting services. GVC provided the Company with software applications in the areas of switch mediation, CABS billing, network traffic analysis and network costing.

         Of the $100 million of Series A Preferred Stock purchased by affiliates of THL, $245,000 of Series A Preferred Stock was purchased by Mr. DiNovi for his own account. Mr. DiNovi also received an option to purchase up to $122,500 of Series B Preferred Stock. Of the $100 million of Series A Preferred Stock purchased by affiliates of THL, $83.5 million of Series A Preferred Stock was purchased by Thomas H. Lee Equity Fund IV, L.P., $2.9 million was purchased by Thomas H. Lee Foreign Fund IV, L.P. and $8.1 million was purchased by Thomas H. Lee Foreign Fund IV-B, L.P. All such securities may be deemed to be beneficially owned by THL Equity Advisors IV, LLC, the general partner of each of the foregoing entities, and by Mr. DiNovi as a managing director of THL. Mr. DiNovi disclaims beneficial ownership of all such securities except to the extent of his pecuniary interest therein.

         Bain Capital CLEC Investors, LLC ("Bain Investors"), an affiliate of Bain, purchased $100 million of Series A Preferred Stock. The Administrative Member of Bain Investors is Bain Capital Fund VI, L.P., whose sole general partner is Bain Capital Partners VI, L.P., whose sole general partner is Bain Capital Investors VI, Inc. ("BCI VI"), a Delaware corporation wholly-owned by W. Mitt Romney. Michael A. Krupka is an officer of BCI VI, but disclaims beneficial ownership of all securities held by Bain Investors except to the extent of his pecuniary interest therein.

         See "Compensation Committee Interlocks and Insider Participation" below for a discussion of certain transactions between the Company and Mr. Harris.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Flaum, Schoonover and Harris served as members of the Compensation Committee during 1999. Also during 1999, the Company paid approximately $468,000 for real estate services performed by Lincoln Harris, LLC ("Lincoln Harris"), a company controlled by Mr. Harris. As of December 31, 1999, a liability totaling $46,000 was recorded in accounts payable in the Company's financial statements relating to leasehold improvements and services purchased from Lincoln Harris. During 1999, the Company entered into an operating lease with H-C REIT, Inc., a company controlled by Mr. Harris, for the Company's new headquarters. The lease commences on May 1, 2000 and continues for a period of ten years. As part of the new lease agreement, H-C REIT, Inc. agreed to limit the Company's liability under its existing headquarters lease to $500,000 for early termination and lease incentive costs. Future minimum rental payments under the new headquarters lease total $23.9 million. Lincoln Harris and other companies controlled by Mr. Harris have been providing real estate services to US LEC since 1997.

PERFORMANCE GRAPH

         THE PERFORMANCE GRAPH BELOW SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

         The following is a comparative performance graph which compares the percentage change of cumulative total stockholder return on the Class A Common Stock with (a) the total return index of The Nasdaq Stock Market (US Companies) (the "Broad Index") and (b) the total return index for The Nasdaq Telecommunications Index for the period commencing April 24, 1998 (the first day of trading of the Class A Common Stock following the Company's initial public offering and ended December 31, 1999 assuming an investment of $100. The base price for the Company's stock is the initial public offering price of $15.00 per share.


                                    NASDAQ STOCK            NASDAQ
    DATE        US LEC CORP.        MARKET (U.S.)      TELECOMMUNICATIONS
--------------------------------------------------------------------------------
   4/24/98          100                 100                  100
   6/30/98          139                 103                  107
   9/30/98           86                  93                   95
  12/31/98           99                 120                  129
   3/31/99          114                 135                  161
   6/30/99          150                 147                  171
   9/30/99          164                 151                  158
  12/31/99          215                 218                  225

                                   PROPOSAL 2

                        AMENDMENT OF THE 1998 STOCK PLAN


BACKGROUND AND REASONS

         The 1998 Stock Plan is intended to enable the Company to recruit, reward, retain and motivate employees and to attract and retain outside directors, agents and consultants on a basis competitive with industry practices. The Company currently has reserved 2,000,000 shares of Class A Common Stock for issuance under the 1998 Stock Plan. The Board of Directors has approved and recommended to the stockholders that they approve an amendment to the 1998 Stock Plan to increase the number of shares reserved for issuance thereunder to 3,500,000 shares. As of December 31, 1999, options to purchase approximately 1,795,000 shares of Class A Common Stock were outstanding under the 1998 Stock Plan.

         Since May 1999, when the 1998 Stock Plan was last amended, the number of the Company's employees has increased from 300 to approximately 550. Management relies heavily on options issued under the 1998 Stock Plan to attract and retain experienced officers and employees and to motivate employees to maximize stockholder value. The Board of Directors believes that the proposed increase in the number of shares available under the 1998 Stock Plan is essential to permit management to continue to provided long-term, equity-based incentives to present and future key employees. The Board of Directors has not determined who will receive awards relating to the additional shares of Class A Common Stock that will be reserved for issuance under the 1998 Stock Plan if the proposed amendment is approved.

DESCRIPTION OF THE 1998 STOCK PLAN

         The 1998 Stock Plan is administered by the Board of Directors. Awards under the 1998 Stock Plan may include, but are not limited to, stock options, stock appreciation rights, restricted stock, performance awards or other stock-based awards, such as stock units, securities convertible into stock, phantom securities and dividend equivalents. The Board of Directors has authority and discretion under the 1998 Stock Plan to (i) designate eligible participants and (ii) determine the types of awards to be granted and the conditions and limitations applicable to such awards, if any, including the acceleration of vesting or exercise rights upon a change in control of the Company. The awards may be granted singly or together with other awards, or as replacement of, in combination with, or as alternatives to, grants or rights under the 1998 Stock Plan or other employee benefit plans of the Company. Awards under the 1998 Stock Plan may be issued based on past performance, as an incentive for future efforts or contingent upon the future performance of the Company.

         Options granted under the 1998 Stock Plan must be exercised within the period fixed by the Board of Directors, which may not exceed 10 years from the date of the option grant, or in the case of incentive stock options granted to any 10% stockholder, five years from the date of the option grant. Options may be made exercisable in whole or in installments, as determined by the Board of Directors. Except as authorized by the Board of Directors, options will not be transferable other than by will or the laws of descent and distribution and, during the lifetime of an optionee, may be exercised only by the optionee. The option price will be determined by the Board of Directors. However, the option price for incentive stock options may not be less than the market value of the Class A Common Stock on the date of grant of the option and the option price for incentive stock options granted to any 10% stockholder may not be less than 110% of the market value of the Class A Common Stock on the date of grant. Unless otherwise designated by the Board of Directors as "incentive stock options" intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), options granted under the 1998 Stock Plan are intended to be "nonqualified stock options."

FEDERAL INCOME TAX CONSIDERATIONS

         There are no tax consequences to the optionee upon the grant of an incentive option pursuant to the 1998 Stock Plan and no tax consequences to the optionee upon exercise of an incentive stock option, except that the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to alternative minimum tax. If the shares of Class A Common Stock acquired are not disposed of within two years from the date the option was granted and within one year after the shares are transferred to the optionee, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If the foregoing holding period requirements are not met, a "disqualifying disposition" occurs and gain in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the option exercise price or (ii) the amount realized on disposition minus the option exercise price (except for certain "wash" sales, gifts or sales to related persons) is taxed as ordinary income and the Company will be entitled to a corresponding federal income tax deduction in an amount equal to the optionee's ordinary income at that time. The gain in excess of this amount, if any, will be characterized as long-term capital gain if the optionee held the shares for more than one year.

         There are no tax consequences to the recipient upon the grant of a non-qualified option pursuant to the 1998 Stock Plan. Upon the exercise of a non-qualified stock option, taxable ordinary income will be recognized by the holder in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate exercise price. The Company will be entitled to a corresponding federal income tax deduction. Upon any subsequent sale of the shares, the optionee will generally recognize a taxable gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of the subsequent sale of the shares.

RECOMMENDATION

         The Board of Directors recommends a vote "FOR" approval of the proposal to amend the 1998 Stock Plan to increase the number of shares of Class A Common Stock reserved for issuance thereunder from 2,000,000 shares to 3,500,000 shares.

                                   PROPOSAL 3

                   APPROVAL OF AN EMPLOYEE STOCK PURCHASE PLAN


         The Board of Directors has adopted the Stock Purchase Plan, subject to stockholder approval. The Stock Purchase Plan, which offers eligible employees the opportunity to purchase shares of Class A Common Stock through payroll deductions, is intended to encourage participation in the ownership and economic progress of the Company. Eligible employees are those employed by the Company continuously for six months prior to the applicable grant date and whose customary employment is more than 20 hours per week and more than five months in any calendar year. Substantially all salaried and hourly employees, currently totaling approximately 550 persons, will be eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan is intended to qualify under Section 423 of the Code.

ADMINISTRATION

         The Stock Purchase Plan will be administered by the Board of Directors or a standing committee designated by the Board of Directors. The Board of Directors may from time to time adopt amendments to the Stock Purchase Plan consistent with Sections 421 and 423 of the Code without the approval of the Company's stockholders. The Board of Directors may terminate the Stock Purchase Plan at any time and such action will result in a refund to those employees participating in the Plan (the "Participants") of the sums credited to their accounts. Unless sooner terminated, the Stock Purchase Plan will terminate on December 31, 2010.

ISSUANCE OF SHARES

         The Board of Directors has reserved 1,000,000 shares of the Company's authorized but unissued shares of Class A Common Stock for purchase under the Stock Purchase Plan. The Stock Purchase Plan provides for specified offering periods during which an eligible employee will be permitted to accumulate payroll deductions in a plan account (for each Participant, his or her, "Stock Purchase Account") for the purchase of shares of Class A Common Stock (each, an "Offering Period"). An eligible employee may elect to participate in the Stock Purchase Plan by delivering to the Board of Directors a written directive authorizing payroll deductions from such Participant's basic compensation in an amount not exceeding ten percent (10%) of that Participant's compensation payable to the Participant during the Offering Period. Notwithstanding the foregoing, the aggregate fair market value of shares of Class A Common Stock that may be purchased by a Participant during any calendar year may not exceed $25,000. In its discretion, the Board of Directors also may impose a maximum dollar amount that a Participant may contribute to the Stock Purchase Plan during and for any particular Offering Period. In addition, a Participant is limited to owning 5% of the total combined voting power or value of all classes of stock of the Company.

PURCHASE OF SHARES

         The purchase price per share of Class A Common Stock will be the lower of 85% of the Fair Market Value (as defined in the Stock Purchase Plan) of a share of Class A Common Stock as of the first day of each Offering Period or 85% of the Fair Market Value of a share of Class A Common Stock as of the last day of each Offering Period. The closing price of a share of Class A Common Stock on the Nasdaq National Market on April 20, 2000 was $28.88 per share. As of the end of each Offering Period, the amount in that Participant's Stock Purchase Account will be used to purchase from the Company the largest number of whole shares of Class A Common Stock which can be purchased at the price determined subject to certain limitations summarized herein and set forth in detail in the Stock Purchase Plan regarding the maximum number of shares of Class A Common Stock the Participant may purchase. The remaining balance (if any) in a Participant's Stock Purchase Account shall be credited to that Participant's Stock Purchase Account for the immediately following Offering Period.

         If there is any increase or decrease in the number of issued shares of Class A Common Stock as a result of a stock split, consolidation of shares, payment of a stock dividend or any other capital adjustment affecting the number of issued shares of Class A Common Stock, then an appropriate adjustment will be made in the number of shares of Class A Common Stock reserved for issuance and purchasable under the Stock Purchase Plan. In the event that the outstanding shares of Class A Common Stock are changed into or exchanged for a different number or kind of securities of the Company or another corporation, whether through reorganization, recapitalization, merger, consolidation, or otherwise, then an appropriate adjustment will be made in the number and kind of securities which may be issued and purchased under the Stock Purchase Plan.

FEDERAL INCOME TAX CONSIDERATIONS

         The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. A Participant will not realize income subject to federal income tax at the time he or she elects to participate in the Stock Purchase Plan or at the time shares of Class A Common Stock are purchased for his or her account. No federal income tax consequences result to the Company at the time the Participant elects to participate in the Stock Purchase Plan, at the time shares of Class A Common Stock are purchased under the Stock Purchase Plan or upon the disposition of shares of Class A Common Stock acquired under the Stock Purchase Plan, other than with respect to a disqualifying disposition (as described below). If a Participant does not dispose of shares of Class A Common Stock within two years of the date of grant (the first day of the Offering Period involved) and within one year from the date of purchase (the first business day following the end of the Offering Period involved), upon the disposition of such shares, ordinary income may be realized by the Participant on the lesser of (i) the excess of the proceeds of sale over the purchase price or (ii) the excess of the fair market value on the date of grant over the purchase price. Any additional gain realized will be capital gain and any loss realized will constitute a capital loss.

         If any shares of Class A Common Stock purchased are disposed of within either the two-year or one-year periods described above (a "disqualifying disposition"), the Participant will realize ordinary income at the time of such disposition in an amount equal to the difference between the fair market value of the shares on the date of purchase and the purchase price of such shares, and the Company generally will be entitled to a corresponding tax deduction from its income. Any difference between such fair market value and the disposition price will be treated as capital gain or loss to the Participant and will not be deductible by the Company.

RECOMMENDATION

         The Board of Directors recommends a vote "FOR" approval of the Stock Purchase Plan.

                                   PROPOSAL 4

            AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO
                  INCREASE THE AUTHORIZED SHARES OF CLASS A AND
                              CLASS B COMMON STOCK

         The Board of Directors has adopted the following resolutions to amend the Certificate to increase the number of authorized shares of Class A Common Stock from 72,924,728 shares to 122,924,728 shares. The text of the resolutions are as follows (new language is indicated in bold, italicized and underscored text):

                  RESOLVED, that Section 1, Article IV of the Restated Certificate be amended to read in its entirety as follows:

                           1. The total number of shares of all stock which the
                  Corporation shall have the authority to issue is ONE HUNDRED FIFTY MILLION (150,000,000) shares, consisting of Ten Million (10,000,000) shares of Preferred Stock, $.01 par value per share, and ONE HUNDRED FORTY MILLION (140,000,000) shares of Common Stock. The Common Stock shall be divided into two (2) classes as follows:

                                    (a) ONE HUNDRED TWENTY-TWO MILLION NINE
                  HUNDRED TWENTY-FOUR THOUSAND SEVEN HUNDRED TWENTY-EIGHT (122,924,728) shares of Class A Common Stock, $.01 par value per share ("Class A Common"); and

                                    (b) Seventeen Million Seventy-Five Thousand
                  Two Hundred Seventy-Two (17,075,272) shares of Class B Common Stock, $.01 par value per share ("Class B Common").

         On March 17, 2000, the Company had 10,443,541 shares of Class A Common Stock and 17,075,270 shares of Class B Common Stock outstanding. The additional authorized shares of Class A Common Stock will be available for future issuance by the Company to give it flexibility in corporate planning and in responding to future business developments, including possible stock splits or dividends, financings and acquisition transactions, issuances under stock-based incentive plans and other general corporate purposes. Except for issuances upon conversion of Class B Common Stock and Series A Preferred Stock, issuances under the 1998 Stock Plan and the Stock Purchase Plan and upon the exercise of outstanding warrants, the Company currently has no plans to issue additional shares of Class A Common Stock.

         Under some circumstances, issuances of additional shares of Class A Common Stock could dilute the voting rights, equity and earnings per share of existing stockholders. This increase in authorized but unissued Class A Common Stock could also be considered an anti-takeover measure because the additional authorized but unissued shares of Class A Common Stock could be used by the Board of Directors to make a change in control of the Company more difficult. The Board of Directors' purpose in recommending this proposal is not as an anti-takeover measure, however, but for the reasons discussed above.

         Authorized shares of Class A Common Stock may be issued by the Board of Directors from time to time without further stockholder approval, except in situations where stockholder approval is required by state law or the rules of The Nasdaq Stock Market, Inc.

RECOMMENDATION

         The Board of Directors has adopted the resolution set forth above, declared the amendment to the Certificate contemplated thereby to be advisable and recommends that the stockholders vote "FOR" approval of this amendment to the Certificate.


                                   PROPOSAL 5

            AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO
           PERMIT PAYMENT OF STOCK DIVIDENDS ON CLASS B COMMON STOCK
                        IN SHARES OF CLASS A COMMON STOCK

         The Board of Directors has adopted the following resolution to amend the Certificate to permit the Board of Directors to declare and pay a stock dividend on shares of Class B Common Stock in shares of Class A Common Stock, subject to receipt of the consent of the holders of a majority of the Class B Common Stock. The text of the resolution is as follows (new language is indicated in bold, italicized and underscored text):

         RESOLVED, that the first sentence of Section 2, Article IV of the Restated Certificate of Incorporation of the Company be amended to read in its entirety as follows:

                  (b) Dividends and Stock Splits. Whenever dividends upon Preferred Stock at the time outstanding, to the extent of any preference to which such stock is entitled, shall have been paid in full, or declared and set apart for payment, for all current and, if such Preferred Stock shall have cumulative rights, all past dividend periods, and after the provisions for any sinking or purchase fund or funds for any series of Preferred Stock shall have been complied with, the Board of Directors may declare and pay dividends on the Common Stock, payable in cash or otherwise, and the holders of shares of Preferred Stock shall not be entitled to share therein, subject to the certificate of designation for any outstanding series of Preferred Stock, provided that, if dividends are declared on the Common Stock which are payable in shares of Common Stock, dividends shall be declared which are payable at the same rate on both classes of Common Stock with dividends payable in shares of Class A Common payable to holders of shares of Class A Common and dividends payable in shares of EITHER CLASS A COMMON OR Class B Common payable to holders of shares of Class B Common, PROVIDED THAT THE CONSENT TO PAY STOCK DIVIDENDS OF SHARES ON CLASS B COMMON IN SHARES OF CLASS A COMMON SHALL BE RECEIVED FROM THE HOLDERS OF NOT LESS THAN A MAJORITY OF THE THEN OUTSTANDING SHARES OF CLASS B COMMON ON OR PRIOR TO THE DATE OF SUCH DECLARATION; and provided further, that no dividends payable in shares of Class A Common or Class B Common shall be declared unless an adequate number of authorized but unissued shares of Class A Common or Class B Common, as applicable, is available as of the date of such declaration.

         Amending the Certificate to permit payment of stock dividends on outstanding shares of Class B Common Stock in either additional shares of Class B Common Stock, which are entitled to cast ten votes per share, or shares of Class A Common Stock, which are entitled to cast one vote per share, will give the Board of Directors greater flexibility in effecting stock dividends in shares of Class A Common Stock, which will not have a disproportionate effect on the voting power of existing stockholders. However, before the Board of Directors can declare a stock dividend on shares of Class B Common Stock in shares of Class A Common Stock, it must have received the consent of the holders of a majority of the outstanding shares of Class B Common Stock. Richard T. Aab currently owns, directly or indirectly, more than a majority of the outstanding shares of Class B Common Stock. Accordingly, without his consent as required under the proposed amendment to Section 2, Article IV of the Certificate, the Board of Directors could not declare a stock dividend in shares of Class A Common Stock on shares of Class A Common Stock or Class B Common Stock.

RECOMMENDATION

         The Board of Directors has adopted the resolution set forth above, declared the amendment to the Certificate contemplated thereby to be advisable and recommends that the stockholders vote "FOR" approval of this amendment to the Certificate.

                             INDEPENDENT ACCOUNTANTS

         Deloitte & Touche LLP served as the Company's independent accountants for the year ended December 31, 1999. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. The Board of Directors has not selected the Company's independent accountants for the year ending December 31, 2000 because management has not yet submitted its recommendations to the Audit Committee.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of the Common Stock to file initial reports of ownership and reports of changes in their ownership of the Common Stock with the U.S. Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports received by the Company, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent stockholders were complied with during the year ended December 31, 1999.


                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

         A stockholder intending to present a proposal at the 2001 Annual Meeting of Stockholders must deliver the proposal in writing to the attention of the Company's Secretary at its corporate offices, 401 North Tryon Street, Suite 1000, Charlotte, North Carolina 28202 no later than December 26, 2000. It is suggested that proposals be submitted by certified mail-return receipt requested.

                          TRANSACTION OF OTHER BUSINESS

         As of the date of this proxy statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                              By Order of the Board of Directors


                                              Aaron D. Cowell, Jr.
                                              PRESIDENT

April 28, 2000

                                  US LEC CORP.

                          PROXY SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF US LEC CORP.

     The undersigned hereby appoints Richard T. Aab and Tansukh V. Ganatra, and each of them, proxies, with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of US LEC Corp. (the "Company"), to be held at 10:00 a.m. on Tuesday, May 16, 2000, at the Marriott City Center, 100 West Trade Street, Charlotte, North Carolina, and at any adjournments thereof, to vote the number of shares which the undersigned would be entitled to vote if present in person in such manner as such proxies may determine, and to vote on the following proposals as specified below by the undersigned.

(1)  Election of Directors:

     [ ]       WITHHOLD AUTHORITY to vote for all                          [ ] VOTE FOR all nominees listed below.
              (except as marked to the contrary below).

             DAVID M. FLAUM                              STEVEN L. SCHOONOVER                        JOHN L. HARRIS

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

     -----------------------------------------------------------------------

(2) To amend the US LEC Corp. 1998 Omnibus Stock Plan to increase the number of shares reserved for issuance under the plan from 2,000,000 to 3,500,000.

             [ ] FOR                   [ ]AGAINST                   [ ] ABSTAIN

(3)  To approve the US LEC Corp. Employee Stock Purchase Plan.

             [ ] FOR                   [ ]AGAINST                   [ ] ABSTAIN

(4) To adopt an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Class A Common Stock from 72,924,728 to 122,924,728; and

             [ ] FOR                   [ ]AGAINST                   [ ] ABSTAIN

(5) To adopt an amendment to the Company's Restated Certificate of Incorporation to permit the Board of Directors to declare and pay a stock dividend on shares of Class B Common Stock in shares of Class A Common Stock, subject to receipt of the consent of the holders of a majority of Class B Common Stock;.

             [ ] FOR                   [ ]AGAINST                   [ ] ABSTAIN

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IN THE ABSENCE OF SPECIFIED DIRECTIONS, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY AND IN FAVOR OF THE OTHER PROPOSALS LISTED IN THIS PROXY. The proxies are also authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

                              If signing as attorney, administrator, executor,
                         guardian, trustee or as a custodian for a minor, please add your title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, please sign in the partnership's name.

                         X
                         -------------------------------------------------------

                         X
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                         Dated:                                           , 2000
                         -------------------------------------------------